UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 26, 2011

RealD Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34818	77-0620426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 N. Crescent Drive, Suite 120 Beverly Hills, CA	90210
(Address of principal executive offices)	(Zip Code)

(310) 385-4000

(Registrant’s telephone number, including area code)

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On January 26, 2011, RealD Inc. (the “Company”) entered into the First Amendment (the “Amendment”) to the Real D System License Agreement (U.S. 2008), by and between the Company and Regal Cinemas, Inc. (“Regal”), to amend that certain REAL D System License Agreement (U.S. 2008) dated as of October 15, 2008 between the Company and Regal.  Among other things, the Amendment provides for revised terms in respect of payment, royalties and duration.  The foregoing description of the Amendment does not purport to be a complete statement of the parties’ rights thereunder and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 8.01.                                          Other Events.

On January 27, 2011, the Company issued a press release reporting that the Company had agreed with Regal to expand the number of RealD-enabled screens across the Regal Entertainment Group theater circuit.  The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.                                          Financial Statements and Exhibits.

(d)            Exhibits

Exhibit Number	Description
10.1+	First Amendment to the Real D System License Agreement (U.S. 2008), dated as of January 26, 2011, by and between RealD Inc. and Regal Cinemas, Inc.
99.1	Press release, dated January 27, 2011, entitled “RealD and Regal Entertainment Group to Double 3D Cinema Screen Count”.

+             Certain provisions of this exhibit have been omitted pursuant to a request for confidential  treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealD Inc.

	By:	/s/ Craig Gatarz
Craig Gatarz
Executive Vice President, General Counsel and Secretary
Date: January 27, 2011